Exhibit 10.2

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), effective as of June 9, 2014, is made and entered into by and among MobileSmith, Inc., a Delaware corporation (the “Company”) and Doron Roethler, as agent for the Investors (together with its successors and assigns in such capacity, the “Collateral Agent”) pursuant to that certain Security Agreement, dated November 14, 2007 (the “Security Agreement”), by and between the Company and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Security Agreement.

WITNESSETH:

WHEREAS, the Company and the Collateral Agent desire to amend the Security Agreement to reflect that the security interests of the Investors hereunder will be subordinate to that security interest created pursuant to the terms of that certain Loan and Security Agreement dated as of June 9, 2014, by and between Comerica Bank (“Bank”) and the Company; and

WHEREAS, Section 8(d) of the Security Agreement provides that any provision of the Security Agreement may be amended with the written consent of the Company and the Collateral Agent.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Security Agreement.

(a) Section 1 of  the Security Agreement is hereby amended by restating the definition of “Senior Obligations” as follows:

“Senior Obligations” means all indebtedness and obligations of the Company to Comerica Bank (“Bank”) evidenced by that certain Loan and Security Agreement dated as of June 9, 2014, by and between Bank and the Company and any amendment, restatement, modification, renewal, extension or refinance thereof.

Section 2. Counterparts. This Amendment may be executed in several counterparts and by facsimile or other electronic transmission, each of which shall be an original and all of which together shall constitute but one and the same.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

MOBILESMITH, INC.

By:	/s/ Gleb Mikhailov
Name: Gleb Mikhailov
Title: Chief Financial Officer

Doron Roethler, as Collateral Agent

By:	/s/ Doron Roethler
Name: Doron Roethler